C L I F F O R D C H A N C E	CLIFFORD CHANCE LLP

EXECUTION VERSION

DATED 3 JULY 2013

FX ENERGY POLAND SP. Z O.O
AS BORROWER

BNP PARIBAS (SUISSE) SA
AS AGENT
BNP PARIBAS (SUISSE) SA
AS SECURITY TRUSTEE
BNP PARIBAS SA AND ING BANK N.V.
AS HEDGING BANKS
THE SENIOR LENDERS

AND

THE SUBORDINATED LENDERS

INTERCREDITOR DEED

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THIS AGREEMENT is dated 3 July 2013 and made between:

(1)	FX ENERGY POLAND SP. Z O.O as Borrower;

(2)	FX ENERGY, INC. as Original Guarantor;

(3)	FX DRILLING COMPANY, INC. AND FRONTIER EXPLORATION COMPANY IN THEIR CAPACITY AS GENERAL PARTNERS OF FX ENERGY NETHERLANDS PARTNERSHIP C.V. as Original Guarantor;

(4)	FX ENERGY NETHERLANDS B.V. as Original Guarantor;

(5)	BNP PARIBAS (SUISSE) SA as agent under the Senior Facility Agreement (the “Agent”);

(6)	BNP PARIBAS (SUISSE) SA as trustee for the Secured Parties (the “Security Trustee”);

(7)	THE FINANCIAL INSTITUTIONS named on the signing pages as Senior Lenders (the “Senior Lenders”);

(8)	BNP PARIBAS SA and ING BANK N.V. as Hedging Banks; and

(9)	THE ENTITIES named on the signing pages as Subordinated Lenders (the “Subordinated Lenders”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Agent’s Spot Rate of Exchange” means the Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Base Currency” means dollars.

 “Borrower” means the Borrower as defined in the Senior Facility Agreement.

“Close-Out Netting” means any step involved in determining an Early Termination Amount (as defined in the 2002 ISDA Master Agreement) under section 6(e) (Payments on Early Termination) of the 2002 ISDA Master Agreement.

 “Default” means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

 “Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Trustee.

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 “Enforcement Action” means:

(a)
the acceleration of any Liabilities or (as the case may be) Subordinated Liabilities or any declaration that any Liabilities or (as the case may be) Subordinated Liabilities are prematurely due and payable (other than as a result of it becoming unlawful for a Lender or Hedging Bank to perform its obligations under, or of any voluntary or mandatory prepayment arising under, the Finance Documents) or payable on demand or the premature termination or close out of any Hedging Liabilities;

(b)	the taking of any steps to enforce or require the enforcement of any of the Transaction Security (including the crystallisation of any floating charge forming part of the Transaction Security);

(c)
the making of any demand against any Obligor in relation to any guarantee, indemnity or other assurance against loss in respect of any Liabilities or Subordinated Liabilities or exercising any right to require any Obligor to acquire any Liability or Subordinated Liability (including exercising any put or call option against any Obligor for the redemption or purchase of any Liability or Subordinated Liability);

(d)	the exercise of any right of set-off against any Obligor in respect of any Liabilities (other than the exercise of Close-Out Netting and Payment Netting by a Hedging Bank) or Subordinated Liabilities;

(e)	the suing for, commencing or joining of any legal or arbitration proceedings against any Obligor to recover or in respect of any Liabilities or Subordinated Liabilities;

(f)	the entering into of any composition, assignment or arrangement with any Obligor; or

(g)
the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding up, dissolution, administration or reorganisation of any Obligor or any suspension of payments or moratorium of any indebtedness of any Obligor, or any analogous procedure or step in any jurisdiction.

 “Event of Default” means any event or circumstance specified as such in the Senior Facility Agreement and the Subordinated Documents.

 “Facility Agreement” means each of the Senior Facility Agreement or the Subordinated Documents, as the case may be.

 “Finance Document” means each of this Agreement, the Senior Finance Documents, the Subordinated Documents, the Security Documents, the Hedging Agreements and any other document designated as such by the Security Trustee and the Borrower.

“Fitch” means Fitch Ratings, a wholly owned subsidiary of Fimalac, S.A.

 “Group” means the Parent and its Subsidiaries for the time being, in each case as a separate legal entity and not as consolidated with any other member of the Group.

 “Hedging Agreement” means any agreement or instrument relating to the hedging of commodity price exposure, interest rate exposure or currency exposure (including a forward, swap or option) or any other derivative or risk hedging instrument approved under Clause 5 (Hedging Banks: rights and obligations).

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 “Hedging Banks” means a counterparty to a Hedging Agreement which (i) is a Lender (as defined in the Senior Facility Agreement) at the time such Hedging Agreement is entered into, or an Affiliate of a Lender at such time, (ii) has the Minimum Rating at the time such Hedging Agreement is entered into and (iii) has acceded to this Agreement in accordance with the terms of Clause 5 (Hedging Banks: rights and obligations) as a Hedging Bank.

“Hedging Liabilities” means the Liabilities owed by any Obligor to the Hedging Banks under the Hedging Agreements.

“Hedging Transaction” means transactions under Hedging Agreements.

“ISDA Agreement” means the 2002 ISDA Master Agreement (Multicurrency - Cross Border), as supplemented and amended by a Schedule.

 “Insolvency Event” means, in relation to any Obligor:

(a)
any resolution is passed or order made for the winding up, dissolution, administration or reorganisation of that Obligor, a moratorium is declared in relation to any indebtedness of that Obligor or an administrator is appointed to that Obligor;

(b)	any composition, assignment or arrangement is made with any of its creditors;

(c)	the appointment of any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of that Obligor or any of its assets; or

(d)	any analogous procedure or step is taken in any jurisdiction.

 “Instructing Group” means those Senior Creditors whose Senior Credit Participations at that time aggregate more than 66 2/3 per cent. of the total Senior Credit Participations at that time.

 “Intercreditor Accession Deed” means an undertaking in substantially the form set out in Schedule 2 (Form of Intercreditor Accession Deed).

 “Lenders” means the Senior Lenders and the Subordinated Lenders.

 “Liabilities” means all present and future liabilities and obligations at any time of any Obligor to any Lender or Hedging Bank under the Finance Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a)	any refinancing, novation, deferral or extension;

(b)	any claim for damages or restitution; and

(c)	any claim as a result of any recovery by any Obligor of a payment or discharge on the grounds of preference,

and any amounts which would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings.

 “Majority Senior Lenders” means the Majority Lenders as defined in the Senior Facility Agreement.

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 “Minimum Rating” means a rating of A- (or its equivalent) by Fitch or Moody’s.

“Moodys” means Moody’s Investor Services, Inc.

 “Obligor Accession Deed” means a deed in substantially the form set out in Schedule 1 (Form of Obligor Accession Deed).

 “Obligor” means the Borrower and the Guarantors, and any person which becomes a Party to this Agreement as an Obligor in accordance with Clause 16 (Change of Party).

 “Party” means a party to this Agreement.

 “Payment Netting” means netting under section 2(c) of the relevant Hedging Agreement.

 “Permitted Payment” means:

(a)	scheduled payments of principal and interest (including default interest);

(b)	costs, expenses, commitment commission and fees payable to and sums payable under indemnities to any agent or trustee;

(c)	sums payable in respect of any applicable tax gross-up or indemnity or of any increased costs in accordance with the terms of the Senior Facility Agreement;

(d)
prepayment in accordance with the terms of the Senior Facility Agreement as a result of it becoming unlawful for a Lender to perform its obligations under, or of any mandatory prepayment arising under, any of the Finance Documents;

(e)
save in respect of the circumstances described in Clause 7.2(b) (Hedging Bank: Permitted Enforcement), scheduled payments arising under the terms of the Hedging Agreements (excluding, for the purposes of this paragraph (e), any payments as a result of the premature close out or termination of a Hedging Agreement);

(f)
payments under the Hedging Agreements in respect of any (i) applicable tax gross-up or indemnity under those Hedging Agreements and (ii) any close out or termination in accordance with Clause 7.2(g) (Hedging Banks: Permitted Enforcement); and

(g)	any prepayments of any Liabilities arising as a result of the application of the proceeds of permitted under Clause 6 (Permitted Payments).

 “Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Trust Property.

 “Secured Obligations” means all the Liabilities and all other present and future obligations at any time due, owing or incurred by the Borrower or the Guarantors to any Secured Party under the Finance Documents, including the obligations set out in Clause 14.2 (Parallel Debt (Covenant to pay the Security Trustee)) whether present or future, actual and contingent (and whether incurred solely or jointly and as principal or surety or in any other capacity).

 “Secured Parties” means the Security Trustee, any Receiver or Delegate, the Agent and the Senior Creditors from time to time but, in the case of the Agent or Senior Creditor, only if it is a party to this Agreement or has delivered to the Security Trustee a duly executed Intercreditor Accession Deed accepted by the Security Trustee and the Agent.

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 “Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

 “Senior Creditors” means the Senior Lenders and the Hedging Banks.

 “Senior Credit Participation” means, in relation to a Senior Creditor, the aggregate of:

(a)	if there is no Loan then outstanding under the Senior Facility Agreement, its Commitment, and otherwise its participation in the Loans then outstanding under the Senior Facility Agreement; and

(b)
in respect of any Hedging Transaction of that Senior Creditor under any Hedging Agreement that has, as of the date the calculation is made, been terminated or closed out in accordance with Clause 7.2(a) (Hedging Banks: Permitted Enforcement) of this Agreement, the amount, if any, payable to it under any Hedging Agreement in respect of that termination or close out as of the date of termination or close out (and before taking into account any interest accrued on that amount since the date of termination or close out) to the extent that amount is unpaid (that amount to be certified by the relevant Senior Creditor and as calculated in accordance with the relevant Hedging Agreement).

 “Senior Facility Agreement” means the up to USD 100,000,000 reserve based lending facility agreement dated on or about the date of this agreement between, among others, FX Energy Poland sp. z o.o as borrower, BNP Paribas (Suisse) SA as mandated lead arranger, agent, technical bank and security trustee and ING Bank N.V. as mandated lead arranger.

 “Senior Finance Documents” means the Finance Documents as defined in the Senior Facility Agreement.

 “Senior Liabilities” means the Liabilities owed by the Obligors to the Senior Creditors under the Senior Finance Documents and the Hedging Liabilities.

 “Subordinated Documents” means any document pursuant to which the Borrower has incurred or may incur Financial Indebtedness to an Affiliate (except for any such document which is a Field Document) and any document designated as such by the Agent and the Borrower, acting reasonably.

 “Subordinated Liabilities” means the Liabilities owed by the Borrower to the Subordinated Lenders under the Subordinated Documents.

 “Trust Property” means:

(a)	the Transaction Security and all proceeds of the Transaction Security;

(b)
all obligations expressed to be undertaken by an Obligor to pay amounts in respect of the Liabilities to the Security Trustee as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by an Obligor in favour of the Security Trustee as trustee for the Secured Parties;

(c)	the Security Trustee’s interest in any trust fund created pursuant to Clause 9 (Turnover of Receipts);

(d)	any guarantee, indemnity or other assurance against loss offered to the Security Trustee as trustee for Secured Parties (or any of them) under Clauses 3.2 (Security); and

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(e)
any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Trustee is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties.

1.2           Construction

(a)	Unless a contrary indication appears a reference in this Agreement to:

(i)
any “Agent”, the “ Security Trustee”, any “Lender”, any “Hedging Bank”, any “Obligor” or any “Party” shall be construed so as to include its successors in title, permitted assignees and permitted transferees and, in the case of the Security Trustee, any person for the time being appointed as security trustee or security trustees in accordance with this Agreement;

(ii)	“assets” includes present and future properties, revenues and rights of every description;

(iii)
a “Finance Document” or any other agreement or instrument is a reference to that Finance Document, or other agreement or instrument, amended, novated, supplemented, extended, replaced or restated (in each case however fundamentally) as permitted by this Agreement;

(iv)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)
a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(vi)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; and

(vii)	a provision of law is a reference to that provision as amended or re-enacted.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

1.3           Dutch terms

In this Agreement, where it relates to a Dutch entity, a reference to:

(a)	a necessary action to authorise, where applicable, includes without limitation:

(i)	any action required to comply with the Dutch Works Council Act (Wet op de ondernemingsraden); and

(ii)	obtaining unconditional positive advice (advies) from each competent works council;

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(b)           a winding-up, administration or dissolution includes a Dutch entity being:

(i)	declared bankrupt (failliet verklaard);

(ii)	dissolved (ontbonden);

(c)	a moratorium includes surseance van betaling and granted a moratorium includes surséance verleend;

(d)	a trustee in bankruptcy includes a curator;

(e)	an administrator includes a bewindvoerder;

(f)	a receiver or an administrative receiver does not include a curator or bewindvoerder; and

(g)	an attachment includes a beslag.

1.4           Terms defined in other Finance Documents

Unless defined in this Agreement or the context otherwise requires, a term defined in the Senior Facility Agreement has the same meaning in this Agreement or any notice given under or in connection with this Agreement.

1.5           Currency symbols and definitions

(a)	“USD”, “$” and “dollars” denote the lawful currency of the United States of America.

(b)	“zloty” denotes the lawful currency of the Republic of Poland.

1.6           Third party rights

(a)
Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of this Agreement, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.7           Intercreditor Deed prevails

In the event of any inconsistency between the terms of any Finance Document and this Agreement, the terms of this Agreement shall prevail.

1.8           Hedging Banks Rights and Obligations

(a)
The obligations of each Hedging Bank under the Finance Documents are several.  Failure by a Hedging Bank to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Hedging Bank is responsible for the obligations of any other Hedging Bank under the Finance Documents.

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(b)
The rights of each Hedging Bank under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Hedging Bank from an Obligor shall be a separate and independent debt.

(c)	A Hedging Bank may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.           RANKING AND PRIORITY

Each of the Parties agrees that the Liabilities owed by the Obligors to the Lenders and the Hedging Banks rank in the following order and are postponed and subordinated to any prior ranking Liabilities as follows:

(a)	first, the Senior Liabilities, pari passu as between the Liabilities owed by the Obligors to the Senior Creditors under the Senior Finance Documents and the Hedging Liabilities; and

(b)	second, the Subordinated Liabilities.

3.             SENIOR LENDERS:  RIGHTS AND OBLIGATIONS

3.1           Payment

The Obligors may pay, repay, redeem or acquire the Senior Liabilities at any time in accordance with the terms of the Senior Finance Documents.

3.2           Security

The Senior Lenders may take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Senior Liabilities in addition to the Transaction Security if and to the extent legally possible, at the same time, it is also offered to the Security Trustee on behalf of the Hedging Banks in respect of, and ranking in the same order of priority as, the Hedging Liabilities.

3.3           Amendments

The Senior Lenders may in accordance with their terms amend the Senior Finance Documents at any time provided however that any amendment or waiver which relates to the rights and obligations of a Hedging Bank (in its capacity as such) may not be affected without the consent of the relevant Hedging Bank.

4.             SUBORDINATED LENDERS:  RIGHTS AND OBLIGATIONS

4.1           Payment

The Borrower may pay, repay, redeem or acquire the Subordinated Liabilities at any time only if that action is permitted under Clause 6.2 (Payments to Subordinated Lenders) or if the prior consent of the Majority Senior Lenders is obtained.

4.2           Security

The Subordinated Lenders may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Subordinated Liabilities.

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4.3           Amendments and waivers

The Subordinated Lenders and the Borrower may not amend or waive any material term of the Subordinated Documents without the prior written consent of the Majority Senior Lenders.

4.4           Representations

(a)
Each Subordinated Lender represents and warrants to the Senior Creditors, Security Trustee and Agent that it has not made available any Financial Indebtedness to the Borrower under any agreement other than a Subordinated Document.

(b)
The Borrower represents and warrants to the Senior Creditors, Security Trustee and Agent that it has not received any Financial Indebtedness from any member of the Group save from the Subordinated Lenders under the Subordinated Documents.

(c)
The representations in (a) and (b) above are also deemed to be made by each of the Subordinated Lenders (by reference to the facts and circumstances then existing) on each date that a person accedes as a Subordinated Lender under this Agreement  by executing and delivering to the Security Trustee a Intercreditor Accession Deed.

5.             HEDGING BANKS:  RIGHTS AND OBLIGATIONS

5.1           Identity of Hedging Banks

No person providing hedging to the Borrower shall be entitled to share in any of the Transaction Security in respect of any of the liabilities arising in relation to such hedging unless it is a party to this Agreement as a Hedging Bank.  No person may become a Hedging Bank nor shall any liabilities arising in respect of its hedging be treated as Hedging Liabilities unless:

(a)	that person has executed and delivered to the Security Trustee a Intercreditor Accession Deed acceding to this Agreement as a Hedging Bank in accordance with Clause 16 (Change of Party);

(b)	the proposed Hedging Agreements comply with the Hedging Policy; and

(c)	the Agent has received a copy of the documents proposed to be Hedging Agreements.

5.2           Payment

The Obligors may pay, repay, redeem or acquire the Hedging Liabilities at any time if that action is a Permitted Payment or payment pursuant to Clause 8.1 (Acceleration and claim) or if the prior consent of the Majority Senior Lenders is obtained.

5.3           Security

The Hedging Banks may not take, accept or receive the benefit of any Security, guarantee, indemnity (other than the indemnities under the ISDA Agreement) or other assurance against loss in respect of the Hedging Liabilities other than:

(a)	the Transaction Security; and

(b)	any guarantee, indemnity or other assurance against loss contained in the Senior Facility Agreement.

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5.4           Amendments and waivers

The Hedging Banks may not amend or waive any term of the Hedging Agreements save if:

(a)	the amendment or waiver would not constitute a breach of the Hedging Policy; or

(b)	the prior consent of the Majority Senior Lenders is obtained.

5.5           Terms of Hedging Agreements

The Borrower and Hedging Banks agree that any Hedging Agreement will be based on the standard ISDA Agreement and will provide for payments under the “Second Method” in the event of a termination of the Hedging Transaction (whether as a result of a termination event or an event of default, as defined in that Hedging Agreement).

5.6           Termination of Hedging Transactions

If, on termination of any Hedging Transaction occurring after the commencement of any Enforcement Action, a settlement amount or other amount (following the application of any Close-Out Netting or Payment Netting in respect of that Hedging Agreement) falls due from a Hedging Bank to the Borrower then that amount shall, without prejudice to the terms of any Security Document, be paid by that Hedging Bank to the Security Trustee in full discharge of its obligations pay such amount to the Borrower, treated as the proceeds of enforcement of the Transaction Security and applied in accordance with the terms of this Agreement.

5.7           Hedging Bank undertakings

Each Hedging Bank undertakes and agrees with each of the Senior Lenders that it will not:

(a)
demand or receive payment, prepayment or repayment of, or any distribution in respect of (or on account of) any of the Hedging Liabilities in cash or in kind, or apply any money or property in or towards discharge of the Hedging Liabilities other than:

(i)
scheduled payments and deliveries and amounts in respect of Tax, commission and indemnities under the terms of a Hedging Agreement or a Hedging Transaction and any netting, set–off or automatic discharge pursuant to the terms of a Hedging Agreement; or

(ii)
on termination or closing out (in whole or in part) of a Hedging Agreement or a Hedging Transaction, after giving effect to any netting or set-off pursuant to the terms of the Hedging Agreement, in accordance with Clause 7.2(g) (Hedging Banks: Permitted Enforcement); or

(iii)	proceeds of the enforcement of the Security Documents applied in the order permitted by Clause 13 (Application of Proceeds);

(b)	discharge all or any part of the Hedging Liabilities by set–off, any right of combination of accounts or otherwise save to the extent permitted under paragraph (a) above;

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(c)
assign, sell, transfer or otherwise dispose of any interest in any of the Hedging Liabilities owing to it to any person except by way of novation to a Hedging Bank, and then (unless the Borrower is a Defaulting Party (as defined in the ISDA Agreement)) not if as a result there would be a Tax Event (as defined in the ISDA Agreement) with respect to which the Borrower would be the sole Affected Party (as defined in the ISDA Agreement); or

(d)
commence any proceedings against the Borrower or take any action for or in respect of the recovery of any of sums due to it or any part of such sums (including, without limitation, any action or step in connection with liquidation, administration, winding-up proceedings or any voluntary arrangement or assignment for the benefit of creditors or any similar proceedings involving the Borrower or the enforcement of any Security created or evidenced by a Security Document securing the Hedging Liabilities) other than notifying the Borrower, and the Agent that the Borrower is in breach of a Hedging Agreement and reserving its rights to take action when permitted to do so by this Agreement.

6.             PERMITTED PAYMENTS

6.1           Permitted Payments to Senior Creditors

The Obligors may make Permitted Payments to the Senior Creditors from time to time in accordance with Clause 7.4 (Withdrawals from the Onshore Proceeds Account) of the Senior Facility Agreement.

6.2           Payments to Subordinated Lenders

The Borrower may not make any payments in respect of the Subordinated Liabilities save for payments permitted under Clause 22.18 (b) (Distributions) of the Senior Facility Agreement.

6.3           Payment obligations continue

No Obligor shall be released from the liability to make any payment (including of default interest, which shall continue to accrue) under any Finance Document by the operation of this Clause 6 even if its obligation to make that payment is restricted at any time by the terms of this Clause 6.

7.             ENTITLEMENT TO ENFORCE

7.1           Subordinated Lenders:  Permitted Enforcement

Subject to Clause 8 (Effect of Insolvency Event), the Subordinated Lenders shall not be entitled to take any Enforcement Action unless all the Liabilities of the Senior Creditors have been repaid and discharged in full.

7.2           Hedging Banks:  Permitted Enforcement

Subject to Clause 8 (Effect of Insolvency Event) and without prejudice to each Hedging Bank’s rights under Clause 11.1 (Instructing Group’s directions), the Hedging Banks shall not take any Enforcement Action at any time except that a Hedging Bank may terminate or close out all or part (as the case may be) of any Hedging Transaction prior to its stated maturity (and shall notify the Agent if they do so) if:

(a)	the Senior Lenders have accelerated their Liabilities or declared them prematurely due and payable;

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(b)
the Borrower has defaulted on a payment due under the Hedging Agreements (after allowing any applicable notice or grace periods) and the default has continued unwaived for more than thirty (30) days after notice of that default has been given to the Agent;

(c)	a Tax Event, Tax Event Upon Merger, Force Majeure Event or Bankruptcy Event occurs under a Hedging Agreement (as such terms are defined therein);

(d)	the Senior Facility Agreement is cancelled, repaid or prepaid in full or part;

(e)	the Hedging Banks cease to be a Secured Party;

(f)	a Hedging Bank ceases to be a Lender;

(g)	an Illegality event occurs under a Hedging Agreement (as such term is defined therein); or

(h)	the consent of the Majority Senior Lenders is obtained.

8.             EFFECT OF INSOLVENCY EVENT

8.1           Acceleration and claim

After the occurrence of an Insolvency Event in relation to any Obligor, each Senior Lender or Hedging Bank shall be entitled (if it has not already done so) to (and, if so directed by the  Agent, each Subordinated Lender shall) exercise any right it may have in respect of that Obligor to:

(a)	accelerate any of its Liabilities or declare them prematurely due and payable or payable on demand or (in the case of a Hedging Bank) prematurely close out or terminate any Hedging Liabilities;

(b)	make a demand under any guarantee, indemnity or other assurance against loss in respect of any Liabilities of that Obligor;

(c)	exercise any right of set off or take or receive any payment in respect of any Liabilities; or

(d)	claim and prove in the liquidation of that Obligor for the Liabilities owing to it.

8.2           Payment of distributions

After the occurrence of an Insolvency Event in relation to any Obligor, the person responsible for the distribution of the assets of that Obligor shall be directed to pay any distributions in respect of any of the Subordinated Liabilities to the Security Trustee until the Senior Liabilities have been paid in full.

8.3           Set-Off

(a)
To the extent that any of the Liabilities is discharged by way of set-off (mandatory or otherwise) after the occurrence of an Insolvency Event, any Lender or Hedging Bank which benefited from that set-off shall pay an amount equal to the amount of its Liabilities discharged by that set-off to the Security Trustee for application in accordance with Clause 13 (Application of Proceeds).

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(b)	Paragraph (a) above shall not apply to:

(i)	any Close-Out Netting by a Hedging Bank;

(ii)	any Payment Netting by a Hedging Bank.

8.4           Filing of claims

After the occurrence of an Insolvency Event each of the Secured Parties irrevocably authorise the Security Trustee to:

(a)	take any Enforcement Action (in accordance with the terms of this Agreement);

(b)	demand, sue, prove and give receipt for any or all of the Liabilities;

(c)	collect and receive all distributions on, or on account of, any or all of the Liabilities; and

(d)	file claims, take proceedings and do all other things the Security Trustee considers reasonably necessary to recover the Liabilities.

8.5           Further Assurances

The Lenders and Hedging Banks will do all things that the Security Trustee reasonably requests in order to give effect to this Clause 8 and, if the Security Trustee is not entitled to take any of the actions contemplated by this Clause 8 or if the Security Trustee requests any Lender or Hedging Bank to take that action, that Lender or Hedging Bank will undertake those actions itself in accordance with the reasonable instructions of the Security Trustee.

8.6           Subordinated Lenders:  power of attorney

Each Subordinated Lender by way of security for its obligations under this Agreement, irrevocably appoints the Security Trustee to be its attorney to do anything which that Subordinated Lender has authorised the Security Trustee or any other Party to do under this Agreement or is itself required to do under this Agreement but has failed to do (and the Security Trustee may delegate that power on such terms as it sees fit).

9.             TURNOVER OF RECEIPTS

9.1           Turnover by the Lenders, Hedging Banks and Subordinated Lenders

Subject to Clause 9.2 (Permitted assurance and receipts) if at any time prior to the discharge in full of the Liabilities of the Senior Creditors, any Lender, Hedging Bank or Subordinated Lender  receives or recovers:

(a)
any payment or distribution of, or on account of or in relation to, any of the Liabilities or (as the case may be) Subordinated Liabilities which is not permitted by either Clause 6 (Permitted Payments) or Clause 13 (Application of Proceeds);

(b)
any amount by way of set-off in respect of any of the Liabilities or (as the case may be) Subordinated Liabilities owed to them which does not give effect to a payment permitted by Clause 6 (Permitted Payments);

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(c)	the proceeds of any enforcement of any Transaction Security except in accordance with Clause 13 (Application of Proceeds); or

(d)	any distribution in cash or in kind made as a result of the occurrence of an Insolvency Event in respect of any Obligor,

(e)           that Lender, Hedging Bank or Subordinated Lender will:

(i)
in relation to receipts and recoveries described in paragraphs (a), (c) and (d) above hold an amount of that receipt or recovery equal to the Senior Liabilities (or if less, the amount received or recovered) on trust for the Security Trustee and promptly pay that amount to the Security Trustee for application in accordance with the terms of this Agreement; and

(ii)
in relation to recoveries described in paragraph (b) above, promptly pay an amount equal to that receipt or recovery to the Security Trustee to be held on trust by the Security Trustee for application in accordance with the terms of this Agreement.

9.2           Exclusions

Clause 9.1 (Turnover by the Creditors) shall not apply to any receipt or recovery by way of Close-Out Netting or Payment Netting by a Hedging Bank.

9.3           Permitted assurance and receipts

Nothing in this Agreement shall restrict the ability of any Senior Creditor to:

(a)
arrange with any person (other than a member of the Group) any assurance against loss in respect of, or reduction of its credit exposure to, the Borrower (including assurance by way of credit based derivative or sub-participation); or

(b)	to receive or recover any sum in respect of its Liabilities as a result of any assignment or transfer permitted by Clause 16 (Change of Party),

and that Senior Creditor shall not be obliged to account to any other Party for any sum received by it as a result of that action.

9.4           Sums received by Obligors

If any of the Obligors receives or recovers any sum which, under the terms of any of the Finance Documents, should have been paid to the Security Trustee that Obligor will hold an amount of that receipt or recovery equal to the Senior Liabilities (or if less, the amount received or recovered) on trust for the Security Trustee and promptly pay that amount to the Security Trustee for application in accordance with the terms of this Agreement.

9.5           Saving provision

If, for any reason, any of the trusts expressed to be created in this Clause 9 (Turnover of Receipts) should fail or be unenforceable, the affected Lender, Hedging Bank or Obligor will promptly pay an amount equal to that receipt or recovery to the Security Trustee to be held on trust by the Security Trustee for application in accordance with the terms of this Agreement.

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10.           SHARING

10.1         Recovering Party’s rights

(a)
Any amount paid by a Lender or Hedging Bank (a “Recovering Party”) to the Security Trustee under Clause 8 (Effect of Insolvency Event) or Clause 9 (Turnover of Receipts) shall be treated as having been paid by the relevant Obligor and distributed in accordance with the terms of this Agreement.

(b)	On a distribution of that amount by the Security Trustee, the Recovering Party will be subrogated to the rights of the Lenders or Hedging Banks which have shared in the redistribution.

(c)
If and to the extent that the Recovering Party is unable to rely on its rights under paragraph (b) of this Clause 10.1 the relevant Obligor shall be liable to the Recovering Party for a debt equal to the amount received or recovered by the Recovering Party and paid to the Security Trustee (the “Shared Amount”) which is immediately due and payable.

10.2        Reversal of redistribution

If any part of the Shared Amount received or recovered by a Recovering Party becomes repayable to an Obligor and is repaid by that Recovering Party to that Obligor, then:

(a)
each Lender or Hedging Bank which has received a share of the relevant Shared Amount shall, upon request of the Security Trustee, pay to the Security Trustee for the account of that Recovering Party an amount equal to the appropriate part of its share of the Shared Amount (together with an amount as is necessary to reimburse that Recovering Party for its proportion of any interest on the Shared Amount which that Recovering Party is required to pay); and

(b)
that Recovering Party’s rights of subrogation in respect of any reimbursement shall be cancelled and that Obligor will be liable to each reimbursing Lender or Hedging Bank for the amount so reimbursed.

10.3        Deferral of subrogation

No Subordinated Lender or Obligor will exercise any rights which it may have by reason of the performance by it of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights under the Finance Documents of any Senior Lender which ranks ahead of it in accordance with the priorities set out in Clause 2 (Ranking and Priority) until such time as all of the Liabilities of each Senior Lender have been irrevocably paid in full.

11.           ENFORCEMENT OF SECURITY

11.1         Instructing Group’s directions

The Security Trustee will enforce the Transaction Security only at the request of Instructing Group.  At all times after the request to commence enforcement has been issued and subject to the terms of this Agreement, the Security Trustee will act on the directions of the Instructing Group, who shall be entitled to give directions and do any other things in relation to the enforcement of the Transaction Security (including in connection with, but not limited to, the disposal, collection or realisation of assets subject to the Transaction Security) that it considers appropriate including (without limitation) determining the timing and manner of enforcement against any particular person or asset.

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11.2        Obligors’ waiver

To the extent permitted under applicable law and subject to Clause 13 (Application of Proceeds), each of the Obligors waives all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any person, or by virtue of the enforcement of any of the Transaction Security or of any other security interest, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

12.           DISPOSALS BY SECURITY TRUSTEE

If any assets are sold or otherwise disposed of by (or on behalf of) the Security Trustee or by an Obligor at the request of the Security Trustee either as a result of the enforcement of any of the Transaction Security or if that disposal is permitted under the Senior Facility Agreement:

(a)
the Security Trustee shall be authorised (at the cost of the Obligors) to release those assets from the Transaction Security and is authorised to execute, on behalf of and without the need for any further authority from, any of the Lenders or Hedging Banks, any release of the Transaction Security or any other claim over those assets and to issue any certificates of non-crystallisation of any floating charge that may, in the absolute discretion of the Security Trustee, be considered necessary or desirable;

(b)
if the asset which is disposed of consists of all of the shares (which are held by an Obligor) in the capital of an Obligor or any holding company of that Obligor, the Security Trustee is authorised to, and may execute on behalf of each Lender, Hedging Bank and each Obligor, as appropriate, a release of the Obligor or holding company whose shares are being disposed of from all liabilities it may have to any Lender, Hedging Bank or Obligor, both actual and contingent in its capacity as a guarantor or borrower (including any liability to any other Obligor by way of guarantee, contribution, subrogation or indemnity) and a release of any Transaction Security granted by that Obligor or holding company over any of its assets under any of the Security Documents; and

(c)
the Lenders, Hedging Banks and Obligors shall execute any releases or other documents that the Security Trustee may consider to be necessary to give effect to those releases provided that the proceeds of that disposal are applied in accordance with this Agreement.

13.           APPLICATION OF PROCEEDS

13.1         Order of application

All amounts from time to time received or recovered by the Security Trustee pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Security Trustee on trust to apply them at any time the Security Trustee sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 13 (Application of Proceeds)), in the following order of priority:

(a)	in discharging any sums owing to the Security Trustee (in its capacity as security trustee), any Receiver or any Delegate;

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(b)
in payment of all costs and expenses reasonably incurred by the Agent or any Senior Creditor in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement or any action taken at the request of the Security Trustee under Clause 8.5 (Further Assurances);

(c)	in payment to the Agent and Account Bank of all amounts due and payable to them under the Finance Documents;

(d)	in payment to the Agent on behalf of the Senior Lenders and Hedging Banks for application towards the discharge of the Senior Liabilities on a pari passu basis;

(e)	in payment to the Subordinated Lenders for application on a pari passu basis towards the discharge of the Subordinated Liabilities;

(f)
if none of the Obligors is not under any further actual or contingent liability under any Finance Document, in payment to any person to whom the Security Trustee is obliged to pay in priority to that Obligor; and

(g)	the balance, if any, in payment to the relevant Obligor.

13.2         Investment of proceeds

Prior to the application of the proceeds of the Trust Property in accordance with Clause 13.1 (Order of application) the Security Trustee may, at its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Trustee or the Agent with such financial institution (including itself) and for so long as the Security Trustee shall think fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Trustee’s discretion in accordance with the provisions of this Clause 13.2.

13.3        Currency conversion

(a)
For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Trustee may convert any moneys received or recovered by the Security Trustee from one currency to another, at the spot rate at which the Security Trustee is able to purchase the currency in which the Secured Obligations are due with the amount received.

(b)	in discharging any sums owing to the Security Trustee (in its capacity as security trustee), any Receiver or any Delegate;

13.4        Permitted deductions

The Security Trustee shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Trust Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Trustee under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

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13.5        Good discharge

(a)
Any payment to be made in respect of the Secured Obligations by the Security Trustee may be made to the Agent on behalf of the Senior Lenders or the Hedging Banks, or directly to the Subordinated Lenders and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Trustee.

(b)
The Security Trustee is under no obligation to make the payments to the Agent or the Subordinated Lenders under paragraph (a) of this Clause 13.5 in the same currency as that in which the Liabilities of the relevant Lender or Hedging Bank are denominated.

13.6        Application of Parallel Debt

In consideration for the covenants given to the Security Trustee by each Obligor in Clause 14.2 (Parallel Debt (Covenant to pay the Security Trustee)), the Security Trustee agrees with each Obligor to apply all moneys from time to time paid by such Obligor to the Security Trustee in accordance with the provisions of Clause 13.1 (Order of Application).

13.7        Calculation of amounts

For the purpose of calculating any person’s share of any sum payable to or by it, the Security Trustee shall be entitled to:

(a)
notionally convert the Liabilities owed to any person into a common base currency (decided in its discretion by the Security Trustee), that notional conversion to be made at the spot rate at which the Security Trustee is able to purchase the notional base currency with the actual currency of that person ‘s Liabilities at the time at which that calculation is to be made; and

(b)
assume that all moneys received or recovered as a result of the enforcement or realisation of the Trust Property are applied in discharge of the Liabilities in accordance with the terms of the Finance Documents under which those Liabilities have arisen.

14.           THE SECURITY TRUSTEE

14.1         Trust

(a)	The Security Trustee declares that it shall hold the Trust Property on trust for the Secured Parties on the terms contained in this Agreement.

(b)
Each of the parties to this Agreement agrees that the Security Trustee shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Security Documents to which the Security Trustee is expressed to be a party (and no others shall be implied).

14.2         Parallel Debt (Covenant to pay the Security Trustee)

(a)
Notwithstanding any other provision of this Agreement, each Obligor hereby irrevocably and unconditionally undertakes to pay to the Security Trustee, as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by such Obligor to each of the Secured Parties under each of the Finance Documents as and when that amount falls due for payment under the relevant Finance Document or would have fallen due but for any discharge resulting from failure of another Secured Party to take appropriate steps, in insolvency proceedings affecting that Obligor, to preserve its entitlement to be paid that amount.

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(b)
The Security Trustee shall have its own independent right to demand payment of the amounts payable by each Obligor under this Clause 14.2 (Parallel Debt (Covenant to pay the Security Trustee)), irrespective of any discharge of such Obligor’s obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting that Obligor, to preserve their entitlement to be paid those amounts.

(c)
Any amount due and payable by an Obligor to the Security Trustee under this Clause 14.2 (Parallel Debt (Covenant to pay the Security Trustee)) shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Finance Documents and any amount due and payable by an Obligor to the other Secured Parties under those provisions shall be decreased to the extent that the Security Trustee has received (and is able to retain) payment in full of the corresponding amount under this Clause 14.2 (Parallel Debt (Covenant to pay the Security Trustee)).

(d)
The rights of the Secured Parties (other than the Security Trustee) to receive payment of amounts payable by each Obligor under the Finance Documents are several and are separate and independent from, and without prejudice to, the rights of the Security Trustee to receive payment under this Clause 14.2 (Parallel Debt (Covenant to pay the Security Trustee)). Each Obligor’s parallel obligation under this Clause 14.2 (Parallel Debt (Covenant to pay the Security Trustee)) towards the Security Trustee constitutes a single and separate obligation from any other debt of each Obligor under the Finance Documents.

(e)
Notwithstanding that the amounts payable by each Obligor under the Finance Documents (the “Principal Obligations”) may be expressed in different currencies, the parallel obligation of each Obligor to the Security Trustee under this Clause 14.2 (Parallel Debt (Covenant to pay the Security Trustee)) (each a “Parallel Obligation”) shall be expressed in dollars.  For the purposes of establishing the amount of the Parallel Obligation from time to time, the Principal Obligations expressed in other currencies shall be notionally converted to zloty at the Agent’s Spot Rate of Exchange.

14.3        No independent power

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents except through the Security Trustee.

14.4        Security Trustee’s instructions

The Security Trustee shall:

(a)
unless a contrary indication appears in this Agreement, act in accordance with any instructions given to it by the Instructing Group  and shall be entitled to assume that, unless it has received actual notice of revocation, that those instructions or directions have not been revoked;

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(b)
be entitled to request instructions, or clarification of any direction, from the Instructing Group as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers and discretions and the Security Trustee may refrain from acting unless and until those instructions or clarification are received by it.

14.5         Security Trustee’s actions

Subject to the provisions of Clause 14.4 (Security Trustee’s instructions):

(a)
the Security Trustee may, in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents which in its absolute discretion it considers to be for the protection and benefit of all the Secured Parties; and

(b)
at any time after receipt by the Security Trustee of notice from the Instructing Group directing the Security Trustee to exercise all or any of its rights, remedies, powers or discretions under any of the Finance Documents, the Security Trustee may, and shall if so directed by the Instructing Group, take any action as in its sole discretion it thinks fit to enforce the Transaction Security.

14.6        Security Trustee’s discretions

The Security Trustee may:

(a)
assume (unless it has received actual notice to the contrary from the Instructing Group in its capacity as security trustee for the Secured Parties) that (i) no Default has occurred and no Obligor is in breach of or default under its obligations under any of the Finance Documents and (ii) any right, power, authority or discretion vested by any Finance Document in any person has not been exercised;

(b)
if it receives any instructions or directions from the Instructing Group to take any action in relation to the Transaction Security, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied;

(c)
engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts (whether obtained by the Security Trustee or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;

(d)
rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party, the Subordinated Lender or an Obligor, upon a certificate signed by or on behalf of that person; and

(e)
refrain from acting in accordance with the instructions of the Instructing Group (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its absolute discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in bringing any action or proceedings.

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14.7        Security Trustee’s obligations

The Security Trustee shall promptly inform the Secured Parties of:

(a)	the contents of any notice or document received by it in its capacity as Security Trustee from any Obligor under any Finance Document; and

(b)
the occurrence of any Default or any default by an Obligor in the due performance of or compliance with its obligations under any Finance Document of which the Security Trustee has received notice from any other party to this Agreement.

14.8         Excluded obligations

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Trustee shall not:

(a)	be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by an Obligor of its obligations under any of the Finance Documents;

(b)	be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

(c)
be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would or might in its reasonable opinion constitute a breach of any law or be a breach of fiduciary duty;

(d)	be under any obligations other than those which are specifically provided for in the Finance Documents; or

(e)	have or be deemed to have any duty, obligation or responsibility to, or relationship of trust or agency with, any Obligor or any Subordinated Lender.

14.9        Exclusion of Security Trustee’s liability

The Security Trustee shall not accept responsibility or be liable for:

(a)
the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Security Trustee or any other person in or in connection with any Finance Document or the Information Memorandum or the transactions contemplated in the Finance Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Trust Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Trust Property;

(c)
any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents, the Trust Property or otherwise, whether in accordance with an instruction from the Agent or otherwise unless directly caused by its gross negligence or wilful misconduct;

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(d)
the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Trust Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the Finance Documents or the Trust Property; or

(e)	any shortfall which arises on the enforcement or realisation of the Trust Property.

14.10      No proceedings

No Party (other than the Security Trustee) may take any proceedings against any officer, employee or agent of the Security Trustee in respect of any claim it might have against the Security Trustee or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Trust Property and any officer, employee or agent of the Security Trustee may rely on this Clause subject to Clause 1.6 (Third Party Rights) and the provisions of the Third Parties Act.

14.11      Own responsibility

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Trustee that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, creditworthiness, affairs, status and nature of each member of the Group;

(b)
the legality, validity, effectiveness, adequacy and enforceability of any Finance Document, the Trust Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Trust Property;

(c)
whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Trust Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Trust Property;

(d)
the adequacy, accuracy and/or completeness of the Information Memorandum and any information provided by the Security Trustee or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)
the right or title of any person in or to, or the value or sufficiency of any part of the Trust Property, the priority of any of the Transaction Security or the existence of any Security affecting the Trust Property, and each Secured Party warrants to the Security Trustee that it has not relied on and will not at any time rely on the Security Trustee in respect of any of these matters.

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14.12      No responsibility to perfect Transaction Security

The Security Trustee shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Trust Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

(c)
register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security;

(d)
take, or to require any Obligor to take, any steps to perfect its title to any of the Trust Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(e)	require any further assurances in relation to any of the Security Documents.

14.13      Insurance by Security Trustee

(a)
The Security Trustee shall not be under any obligation to insure any of the Trust Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents.  The Security Trustee shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

(b)
Where the Security Trustee is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Agent or the Subordinated Lenders shall have requested it to do so in writing and the Security Trustee shall have failed to do so within fourteen (14) days after receipt of that request.

14.14      Custodians and nominees

The Security Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Trustee may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

14.15      Acceptance of title

The Security Trustee shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Obligor may have to any of the Trust Property and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title.

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14.16      Refrain from illegality

The Security Trustee may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction which would or might otherwise render it liable to any person, and the Security Trustee may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

14.17      Business with the Obligors

The Security Trustee may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Obligors.

14.18      Releases

Upon a disposal of any of the Trust Property:

(a)	pursuant to the enforcement of the Transaction Security by a Receiver or the Security Trustee; or

(b)	if that disposal is permitted under the Senior Finance Documents,

the Security Trustee shall (at the cost of the Obligors) release that property from the Transaction Security and is authorised to execute, without the need for any further authority from the Secured Parties, any release of the Transaction Security or other claim over that asset.

14.19      Winding up of trust

If the Security Trustee, with the approval of the Instructing Group, determines that (a) all of the Secured Obligations and all other obligations secured by the Security Documents have been fully and finally discharged and (b) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Obligor pursuant to the Finance Documents, the trusts set out in this Agreement shall be wound up and the Security Trustee shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Trustee under each of the Security Documents.

14.20      Powers supplemental

The rights, powers and discretions conferred upon the Security Trustee by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Trustee by general law or otherwise.

14.21      Security Trustee division separate

(a)
In acting as security trustee for the Secured Parties, the Security Trustee shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments.

(b)
If information is received by another division or department of the Security Trustee, it may be treated as confidential to that division or department and the Security Trustee shall not be deemed to have notice of it.

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14.22      Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Trustee in relation to the trusts constituted by this Agreement.  Where there are any inconsistencies between the Trustee Act 1925 and the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

15.           CHANGE OF SECURITY TRUSTEE AND DELEGATION

15.1        Resignation of the Security Trustee

(a)	The Security Trustee may resign and appoint one of its affiliates as successor by giving notice to the Secured Parties.

(b)	Alternatively the Security Trustee may resign by giving notice to the Secured Parties in which case the Instructing Group may appoint a successor Security Trustee (which shall be a Senior Lender).

(c)
If the Instructing Group have not appointed a successor Security Trustee in accordance with paragraph (b) above within thirty (30) days after the notice of resignation was given, the Security Trustee (after consultation with the Agent) may appoint a successor Security Trustee (which shall be a Senior Lender).

(d)
The retiring Security Trustee shall, at its own cost, make available to the successor Security Trustee such documents and records and provide such assistance as the successor Security Trustee may reasonably request for the purposes of performing its functions as Security Trustee under the Finance Documents.

(e)	The Security Trustee’s resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Trust Property to that successor.

(f)
Upon the appointment of a successor, the retiring Security Trustee shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of Clause 14 (The Security Trustee).  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g)
The Instructing Group may, by notice to the Security Trustee, require it to resign in accordance with paragraph (b) above.  In this event, the Security Trustee shall resign in accordance with paragraph (b) above.

15.2        Delegation

(a)
The Security Trustee may, at any time, delegate (by power of attorney or otherwise) to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

(b)
The delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Trustee may think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate.

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15.3        Additional Security Trustees

(a)
The Security Trustee may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it (i) if it considers that appointment to be in the interests of the Secured Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Trustee deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Trustee shall give prior notice to the Obligors and the Secured Parties of that appointment.

(b)
Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Trustee by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(c)
The remuneration that the Security Trustee may pay to that person, and any costs and expenses incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Trustee.

16.           CHANGE OF PARTY

16.1        Change of Party

No party may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of any Finance Documents or the Liabilities except as permitted by this Clause 16.

16.2        Change of Lender or Hedging Bank

(a)
A Senior Lender may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of any Senior Finance Documents or its Liabilities if that assignment or transfer is in accordance with the terms of the Senior Facility Agreement and any assignee or transferee has executed and delivered to the Security Trustee an Intercreditor Accession Deed.

(b)	A Subordinated Lender may not assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of the Subordinated Documents or the Subordinated Liabilities.

(c)
A Hedging Bank may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of any Hedging Agreement if the conditions set out in Clause 5.1 (Identity of Hedging Banks) and Clause 5.7 (Hedging Bank undertakings) have been satisfied.

(d)
A Senior Lender which is also Security Trustee may not transfer all of its rights, benefits and obligations in respect of any Senior Finance Documents or its Liabilities pursuant to (a) if at as a result of such transfer the Security Trustee shall not be Senior Lender, and any such purported transfer shall be void.

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16.3         Change of Agent

Any person which becomes an Agent as defined in, and in accordance with, the terms of the Senior Facility Agreement, shall at the same time accede to this Agreement by executing and delivering to the Security Trustee an Intercreditor Accession Deed.

16.4         Intercreditor Accession Deed

With effect from the date of acceptance by the Security Trustee and, if appropriate, the Agent of an Intercreditor Accession Deed (which shall in each case be accepted as soon as reasonably practicable after receipt by it of a duly completed Intercreditor Accession Deed) or, if later the date specified in that Intercreditor Accession Deed:

(a)
any Party ceasing entirely to be a Lender and/or Agent shall be discharged from further obligations towards the Security Trustee and other Parties under this Agreement and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date); and

(b)	as from that date, the replacement or new Lender and/or Agent shall assume the same obligations, and become entitled to the same rights, as if it had been an original Party to this Agreement.

16.5         New Obligor

(a)
If any member of the Group gives any security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, the Borrower will procure that the person giving that assurance becomes a Party to this Agreement as an Obligor by executing and delivering to the Security Trustee an Obligor Accession Deed.

(b)
The Borrower shall procure that each Additional Guarantor (as defined in the Senior Facility Agreement) will become a Party to this Agreement as an Obligor by executing and delivering to the Security Trustee an Obligor Accession Deed.

(c)
With effect from the date of acceptance by the Security Trustee of an Obligor Accession Deed or, if later, the date specified in the Obligor Accession Deed, the new Obligor shall assume the same obligations and become entitled to the same rights as if it had been an original Party to this Agreement.

16.6        Additional Parties

Each of the Parties appoints the Security Trustee to receive on its behalf each Obligor Accession Deed and Intercreditor Accession Deed delivered to the Security Trustee and to accept and sign it if, in the Security Trustee’s opinion, it is complete and appears on its face to be authentic and duly executed and until accepted and signed by the Security Trustee that document shall not be effective.

17.           FEES AND EXPENSES

17.1        Security Trustee’s ongoing fees

(a)
In the event of (i) the occurrence of a Default or (ii) the Security Trustee considering it necessary or expedient or (iii) the Security Trustee being requested by an Obligor or the Instructing Group to undertake duties which the Security Trustee and the Borrower agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Trustee under the Finance Documents, the Borrower shall pay to the Security Trustee any additional remuneration (together with any applicable VAT) as may be agreed between them.

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(b)
If the Security Trustee and the Borrower fail to agree upon the nature of those duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Trustee and approved by the Borrower or, failing that approval, nominated (on the application of the Security Trustee) by the President for the time being of the Law Society of England and Wales (the costs of that nomination and of the investment bank being payable by the Borrower) and the determination of any such investment bank shall be final and binding upon the parties to this Agreement.

17.2        Transaction and enforcement expenses

The Borrower shall, from time to time on demand of the Security Trustee, reimburse the Security Trustee for all costs and expenses (including legal fees) on a full indemnity basis together with any applicable VAT incurred by the Security Trustee and any Receiver and Delegate in connection with:

(a)
the negotiation, preparation and execution of this Agreement and the Security Documents and the completion of the transactions and perfection of the security contemplated in the Security Documents; and

(b)
the exercise, preservation and/or enforcement of any of the rights, powers and remedies of the Security Trustee and of the Transaction Security and any proceedings instituted by or against the Security Trustee as a consequence of taking or holding the Transaction Security or of enforcing those rights, powers and remedies.

17.3        Stamp taxes

The Borrower shall pay all stamp, registration, notarial and other taxes or fees to which this Agreement, the Transaction Security or any judgment given in connection with them, is or at any time may be, subject and shall, from time to time, indemnify the Security Trustee on demand against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any tax or fee.

17.4        Interest on demands

If any Obligor, Hedging Bank or Lender fails to pay any amount payable by it under this Agreement on its due date, interest shall accrue on the overdue amount (and be compounded with it) from the due date up to the date of actual payment (both before and after judgment and to the extent interest at a default rate is not otherwise being paid on that sum) at the rate which is two (2) per cent. per annum over the rate at which the Security Trustee was being offered, by prime banks in the London Interbank Market, deposits in an amount comparable to the unpaid amounts in the currencies of those amounts for any period(s) that the Security Trustee may from time to time select.

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18.           INDEMNITIES

18.1        Obligor indemnity

The Obligors jointly and severally shall promptly indemnify the Security Trustee and every Receiver and Delegate against any cost, loss or liability (together with any applicable VAT), whether or not reasonably foreseeable, incurred by any of them:

(a)	in relation to or arising out of:

(i)	any failure by the Borrower to comply with obligations under Clause 17 (Fees and expenses);

(ii)	the taking, holding, protection or enforcement of the Transaction Security;

(iii)	the exercise of any of the rights, powers, and discretions vested in any of them by the Finance Documents or by law;

(iv)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(b)	which otherwise relate to any of the Trust Property or the performance of the terms of this Agreement (otherwise than as a result of its gross negligence or wilful misconduct).

18.2         Priority of indemnity

The Security Trustee may, in priority to any payment to the Secured Parties, indemnify itself out of the Trust Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in Clause 18.1 (Obligor indemnity) from the Obligors and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it under this Clause.

18.3        Senior Creditors’ indemnity to Security Trustee

Each Senior Creditor shall (in the proportion that its Senior Credit Participation bears to the aggregate of the Senior Credit Participations), indemnify the Security Trustee, within three (3) business days of demand, against any cost, loss or liability incurred by the Security Trustee (otherwise than by reason of the Security Trustee’s gross negligence or wilful misconduct) in acting as Security Trustee under the Finance Documents (unless the Security Trustee has been reimbursed by an Obligor pursuant to a Finance Document) and the Obligors shall indemnify each Senior Creditor against any payment made by it under this Clause.

19.           INFORMATION

19.1        Information and dealing

The Lenders and Hedging Banks shall provide to the Security Trustee from time to time (through the Agent if relevant) any information that the Security Trustee may reasonably specify as being necessary or desirable to enable the Security Trustee to perform its functions as Security Trustee.  Each Senior Creditor shall deal with the Security Trustee exclusively through the Agent and shall not deal directly with the Security Trustee.

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19.2        Disclosure

Each Obligor and Subordinated Lender consents, until such time as all of the Liabilities owed by it to the Senior Creditors have been discharged in full, to the disclosure by any of the Senior Creditors to each other of such information concerning the Obligors as any Senior Creditor shall see fit.

20.           NOTICES

20.1         Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

20.2        Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	identified with its name below; or

(b)	specified on the Intercreditor Accession Deed or Obligor Accession Deed to which it is a party,

or any substitute details which that Party may notify to the Security Trustee (or the Security Trustee may notify to the other Parties, if a change is made by the Security Trustee) by not less than five (5) business days’ notice and promptly upon receipt of any notification of any new or changed details, the Security Trustee shall notify the other Parties.

20.3         Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five (5) business days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 20.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the Security Trustee will be effective only when actually received by the Security Trustee and then only if it is expressly marked for the attention of the department or officer identified with the Security Trustee’s signature below (or any substitute department or officer as the Security Trustee shall specify for this purpose).

(c)	Any communication or document made or delivered to the Borrower in accordance with this Clause 20 (Notices) will be deemed to have been made or delivered to each of the Obligors.

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20.4        Electronic communication

(a)
Any communication to be made between the Security Trustee, the Agent, the Subordinated Lenders or a Senior Creditor under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Security Trustee, Agent, Subordinated Lenders or Senior Creditor:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplies by them.

(b)
Any electronic communication made between the Security Trustee, Agent, Subordinated Lenders or Senior Creditor will be effective only when actually received in readable form and in the case of any electronic communication made by a Senior Creditor, the Agent or a Subordinated Lender to the Security Trustee only if it is addressed in such a manner as the Security Trustee shall specify for this purpose.

20.5        English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Security Trustee, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

21.           PRESERVATION

21.1        Partial invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision under the law of any other jurisdiction will in any way be affected or impaired.

21.2        Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under this Agreement shall operate as a waiver of any such right or remedy or constitute an election to affirm this Agreement.  No election to affirm this Agreement shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

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21.3        Waiver of defences

The provisions of this Agreement will not be affected by an act, omission, matter or thing which, but for this Clause 21.3, would reduce, release or prejudice the subordination and priorities in this Agreement including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Transaction Security;

(c)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Obligor or other person;

(d)
any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Finance Document or any other document or security;

(e)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(f)	any intermediate payment or discharge of any of the Liabilities of the Senior Creditors in whole or in part.

21.4         Priorities not affected

Except as otherwise provided in this Agreement the priorities referred to in Clause 2 (Ranking and Priority) will:

(a)
not be affected by any reduction or increase in the principal amount secured by the Transaction Security in respect of the Liabilities of the Senior Creditors or by any intermediate reduction or increase in, amendment or variation to any of the Finance Documents, or by any variation or satisfaction of, any of the Liabilities or any other circumstances;

(b)	apply regardless of the order in which or dates upon which the Finance Documents and this Agreement are executed or registered or notice of them is given to any person; and

(c)	secure the Senior Liabilities in the order specified, regardless of the date upon which any of the Liabilities arise or of any fluctuations in the amount of any of the Liabilities outstanding.

22.           COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

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23.           GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

24.           ENFORCEMENT

24.1        Jurisdiction of English courts

(a)
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or the consequences of its nullity or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

24.2        Service of Process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)	irrevocably appoints Law Debenture Corporate Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

(b)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement and executed as a deed by the Subordinated Lenders and is intended to be and is delivered by them as a deed on the date specified above.

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SCHEDULE 1
FORM OF OBLIGOR ACCESSION DEED

THIS AGREEMENT is made on [date]

BETWEEN:

(1)	[insert full name of new Obligor] (the “Acceding Obligor”); and

(2)	[insert full name of Security Trustee] (the “Security Trustee”), for itself and each of the other parties to the Intercreditor Deed referred to below.

This agreement is made on [date] by the Acceding Obligor in relation to an Intercreditor Deed (the “Intercreditor Deed”) dated [•] 2013 between [insert name of Security Trustee] as security trustee, [insert name of Agent] as agent, the Lenders and the Borrower.

The Acceding Obligor has entered into [insert details (date, parties and description) of relevant Security Documents] (the “Additional Security Document[s]”) giving Security or a guarantee, indemnity or other assurance against loss in respect of Liabilities.

IT IS AGREED as follows:

Terms defined in the Intercreditor Deed shall, unless otherwise defined in this Agreement, bear the same meaning when used in this Agreement.

The Acceding Obligor and the Security Trustee agree that the Security Trustee shall hold (a) the Security, guarantee, indemnity or other assurance against loss in respect of Liabilities created or expressed to be created pursuant to the Additional Security Document[s] and (b) all moneys from time to time received or recovered by the Security Trustee in connection with the realisation or enforcement of that Security, guarantee, indemnity or other assurance against loss in respect of Liabilities, on trust for the Secured Parties on the terms and conditions contained in the Intercreditor Deed.

The Acceding Obligor confirms that it intends to be party to the Intercreditor Deed as an Obligor, undertakes to perform all the obligations expressed to be assumed by an Obligor under the Intercreditor Deed and agrees that it shall be bound by all the provisions of the Intercreditor Deed as if it had been an original party to the Intercreditor Deed.

This Agreement and any non-contractual obligations arising out of or in connection with it is governed by, and construed in accordance with, English law.

THIS AGREEMENT has been signed on behalf of the Security Trustee and executed as a deed by the Acceding Obligor and is delivered on the date stated above.

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The Acceding Obligor

EXECUTED AS A DEED                 )
by [Full name of Acceding Obligor]          )

The Security Trustee

[Full name of Security Trustee]

By:

Date:

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SCHEDULE 2
FORM OF INTERCREDITOR ACCESSION DEED

To:	[Insert full name of current Security Trustee], for itself and each of the other Parties to the Intercreditor Deed referred to below.

THIS UNDERTAKING is made on [date] by [insert full name of new Lender/Guarantor/Hedging Bank/Agent] (the “Acceding [Lender/Guarantor/Hedging Bank/Agent]”) in relation to the Intercreditor Deed (the “Intercreditor Deed”) dated [•] 2013 between [INSERT NAME OF SECURITY TRUSTEE] as security trustee, [INSERT NAMES OF AGENT] as agent, the Lenders and the Obligor.  Terms defined in the Intercreditor Deed shall bear the same meanings when used in this Undertaking.

In consideration of the Acceding [Lender/ Guarantor/Hedging Bank/Agent] being accepted as [a Senior/Subordinated Lender]/[Guarantor]/[Agent]/[Hedging Bank] for the purposes of the Intercreditor Deed, the Acceding [Lender/Guarantor/Hedging Bank/Agent] hereby confirms that, as from [date], it intends to be party to the Intercreditor Deed as a [[Senior/Subordinated Lender]/ [Guarantor]/[Agent]/[Hedging Bank], undertakes to perform all the obligations expressed in the Intercreditor Deed to be assumed by [an Agent]/[a Senior/Subordinated Lender] [Guarantor]//[Hedging Bank] and agrees that it shall be bound by all the provisions of the Intercreditor Deed, as if it had been an original party to the Intercreditor Deed.

[The following documents, having been approved in accordance with the terms of the Intercreditor Deed, shall be treated as “Hedging Agreements” for the purpose of the Intercreditor Deed: [specify documents].]

This Undertaking and any non-contractual obligations arising out of or in connection with it is governed by and construed in accordance with English law.

THIS UNDERTAKING has been entered into and executed as a deed by the [Acceding [Lender/Guarantor/Hedging Bank/Agent] and is delivered on the date stated above.

EXECUTED AS A DEED
by [Acceding [Lender/Guarantor/Hedging Bank/Agent]

By:

Address:

Fax:

Accepted by the Security Trustee:	Accepted, in the case of Senior Lenders by [Agent/outgoing Agent]

___________________________________________________	___________________________________________________
for and on behalf of	for and on behalf of
[Insert actual name of Security Trustee]	[Insert actual name of Agent or outgoing Agent as appropriate]
Date:	Date:

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SIGNATURES

The Borrower

As a Borrower FX ENERGY POLAND SP. Z O.O

By: /s/ David N. Pierce

Address:

Fax:

The Original Guarantors

FX ENERGY,  INC.

By: /s/ David N. Pierce

Address:

Fax:

FX NETHERLANDS PARTNERSHIP C.V. by:

FX DRILLING COMPANY, INC.	FRONTIER EXPLORATION COMPANY
By: /s/ David N. Pierce	By: /s/ Andrew W. Pierce
acting as authorised agent

acting in their capacity as general partners of FX Netherlands Partnership C.V.

FX ENERGY NETHERLANDS B.V.

By: /s/ Clay Newton

Address:

Fax:

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The Agent

BNP PARIBAS (SUISSE) SA

By: /s/ Alina Rousseau

By: /s/ Olga Derenkova

Address:

Fax:

Attention:

The Security Trustee

BNP PARIBAS (SUISSE) SA

By: /s/ Philippe Riboni

By: /s/ Sophie Williaume-Bouvet

Address: Fax:

Attention:

The Hedging Banks

BNP PARIBAS SA

By: /s/ Nikko Maman

By: /s/ L. Frerebaut

Address:

Attention:

ING BANK N.V.

By: /s/ P. Enthoven VP

Address: Bijlmerplein 888

Attention: M. Klemme

By:         /s/ Michael Klemme
Managing Director

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The Senior Lenders

BNP PARIBAS (SUISSE) SA

By: /a/ F. X. Reignier

By: /a/ Adrien Bouchet

Address:

Attention:

ING BANK N.V.

By:

Address:

Fax:

The Subordinated Lenders

EXECUTED as a DEED by
FX ENERGY NETHERLANDS B.V.

By: /s/ Clay Newton

Address:

Fax:

EXECUTED as a DEED by
FX ENERGY NETHERLANDS C.V. by

FX DRILLING COMPANY, INC.	FRONTIER EXPLORATION COMPANY
By: /s/ David N. Pierce	By: /s/ Andrew W. Pierce
acting as authorised agent
Address:	Address:
Fax:	Fax:
Attention:	Attention:
acting in their capacity as general partners of FX Netherlands Partnership C.V.

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